Exhibit 10.17

EXECUTION COPY

HOLDING PLEDGE AGREEMENT

made by

HDS HOLDING CORPORATION, as Pledgor

in favor of

MERRILL LYNCH CAPITAL CORPORATION,

as Administrative Agent and as Collateral Agent

Dated as of August 30, 2007

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9.12	Acknowledgments	15
9.13	WAIVER OF JURY TRIAL	16
9.14	Releases	16
9.15	Judgment	16
9.16	THD	17

SCHEDULES

1	Notice Address of the Pledgor

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HOLDING PLEDGE AGREEMENT

HOLDING PLEDGE AGREEMENT, dated as of August 30, 2007, made by HDS Holding Corporation, a Delaware corporation (“Pledgor”) in favor of MERRILL LYNCH CAPITAL CORPORATION, as collateral agent (in such capacity, the “Collateral Agent”) and administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “Credit Agreement”), among HD Supply, Inc., a Texas corporation (including any successor or assign permitted under the Credit Agreement, the “Borrower”, as successor by merger to HDS Acquisition Subsidiary, Inc., a Delaware corporation (“Acquisition Corp.”)), Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, and the other parties party thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Guarantee and Reimbursement Agreement dated as of the date hereof (as amended, restated, waived, supplemented or otherwise modified from time to time, the “THD Guarantee Agreement”), among The Home Depot, Inc., a Delaware corporation (together with any assignee of, or successor by merger to, The Home Depot, Inc.’s rights and obligations under the THD Guarantee Agreement, “THD”), the Borrower, and each Other Guarantor (as defined therein), in favor of the Administrative Agent, THD has agreed to guarantee certain of the Borrower’s obligations under the Credit Agreement upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain ABL Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “ABL Credit Agreement”), among the Borrower (as successor by merger to Acquisition Corp.), certain subsidiaries of the Borrower that are or may become parties thereto (together with the Borrower, collectively, the “ABL Borrowers”), the several banks and other financial institutions from time to time parties thereto (as further defined in the ABL Credit Agreement, the “ABL Lenders”), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (in such capacity, the “ABL Administrative Agent”) and collateral agent (in such capacity, the “U.S. ABL Collateral Agent”) for the ABL Lenders thereunder, Merrill Lynch Capital Canada Inc., as Canadian administrative agent and Canadian collateral agent, and the other parties party thereto, the ABL Lenders have severally agreed to make extensions of credit to the ABL Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain ABL Holding Pledge Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “ABL Holding Pledge Agreement”), among the Pledgor and the ABL Administrative Agent and the U.S. ABL Collateral Agent, the Pledgor has granted a second priority Lien for the benefit of the holders of the ABL Obligations on the Pledged Stock (capitalized terms that are used in these recitals and not defined herein are used as defined in subsection 1.1);

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WHEREAS, the Pledgor is the sole stockholder of the Borrower;

WHEREAS, the Collateral Agent, the Administrative Agent, the U.S. ABL Collateral Agent and the ABL Administrative Agent have entered into an Intercreditor Agreement, acknowledged by the Pledgor, the Borrower and certain Subsidiaries of the Borrower, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time subject to subsection 9.1 hereof, the “Intercreditor Agreement”);

WHEREAS, the Pledgor and the Borrower will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and the ABL Credit Agreement; and

WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Pledgor shall execute and deliver this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, and in consideration of the receipt of other valuable consideration (which receipt is hereby acknowledged), the Pledgor hereby agrees with the Administrative Agent and the Collateral Agent, for the ratable benefit of the Secured Parties (as defined below), as follows:

SECTION 1        DEFINED TERMS

1.1        Definitions

(a)        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)        The following terms shall have the following meanings:

“ABL Administrative Agent”: as defined in the recitals hereto.

“ABL Borrowers”: as defined in the recitals hereto.

“ABL Credit Agreement”: as defined in the recitals hereto.

“ABL Lenders”: as defined in the recitals hereto.

“ABL Obligations”: as defined in the Intercreditor Agreement.

“ABL Holding Pledge Agreement”: as defined in the recitals hereto.

“Acquisition Corp.”: as defined in the recitals hereto.

“Additional Agent”: as defined in the Intercreditor Agreement.

“Administrative Agent”: as defined in the preamble hereto.

“Agreement”: this Holding Pledge Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide treasury or cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts and interstate depository network services).

“Bankruptcy Case”: (i) The Pledgor, the Borrower or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Pledgor, the Borrower or any of the Borrower’s Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against the Pledgor, the Borrower or any of the Borrower’s Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Bankruptcy Code”: Title 11 of the United States Code.

“Borrower”: as defined in the recitals hereto.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral Account Bank”: Merrill Lynch Capital Corporation, an Affiliate thereof or another bank which at all times is a Lender as selected by the Pledgor and consented to in writing by the Collateral Agent (such consent not to be unreasonably withheld or delayed).

“Collateral Agent”: as defined in the preamble hereto.

“Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the Pledgor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.

“Credit Agreement”: as defined in the recitals hereto.

“first priority”: with respect to any Lien purported to be created by this Agreement, that such Lien is the most senior Lien to which the Pledged Stock is subject (subject to Permitted Liens).

“Intercreditor Agreement”: as defined in the recitals hereto.

“Lender” and “Lenders”: each as defined in the preamble hereto.

“Management Loans”: Indebtedness (including any extension, renewal or refinancing thereof) outstanding at any time incurred by any Management Investors in connection with any purchases by them of Management Stock, which Indebtedness is entitled to the benefit of any Management Guarantee of the Parent or any of its Subsidiaries.

“Non-Lender Secured Parties”: the collective reference to the Secured Parties referred to in clause (iii), (iv) and (v) of the definition thereof, and their respective successors and assigns and their permitted transferees and endorsees.

“Obligations”: as defined in the Guarantee and Collateral Agreement.

“Pledged Stock”: with respect to the Pledgor, the shares of Capital Stock of the Borrower held by the Pledgor, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of any Capital Stock of the Borrower that may be issued or granted to, or held by, the Pledgor while this Agreement is in effect.

“Pledgor”: as defined in the preamble hereto.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Stock shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Secured Parties”: the collective reference to (i) the Administrative Agent, the Collateral Agent and each Other Representative, (ii) the Lenders, (iii) with respect to any Interest Rate Agreement, Currency Agreement, Commodities Agreement or Bank Products Agreement with the Borrower or any of its Subsidiaries, any counterparty thereto that, at the time such agreement or arrangement was entered into, was a Lender or an Affiliate of any Lender, (iv) with respect to any Specified Bank Products Agreement with the Borrower or any of its Subsidiaries, any counterparty thereto, (v) with respect to any Management Loans, any lender thereof that, at the time such Indebtedness was extended (or agreement to extend such Indebtedness was entered into), was a Lender or an Affiliate of any Lender, (vi) with respect to the THD Guarantee, THD, and (vii) their respective successors and assigns and their permitted transferees and endorsees.

“Secured Party Representative”: as defined in the Intercreditor Agreement.

“Specified Bank Products Agreements”: as defined in the Guarantee and Collateral Agreement.

“THD”: as defined in the recitals hereto.

“THD Guarantee Agreement”: as defined in the recitals hereto.

“U.S. ABL Collateral Agent”: as defined in the recitals hereto.

“U.S. Guarantee and Collateral Agreement” as defined by the term “Guarantee and Collateral Agreement” in the ABL Credit Agreement.

1.2        Other Definitional ProvisionsThe words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified.

(b)        The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)        All references in this Agreement to any of the property described in the definition of the term “Pledged Stock”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitutes Pledged Stock.

 SECTION 2        [Reserved]

SECTION 3        GRANT OF SECURITY INTEREST

3.1        Pledged Stock.    The Pledgor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Pledged Stock of the Pledgor now owned or at any time hereafter acquired by the Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

3.2        Intercreditor Relations.    Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to subsection 3.1 shall (x) be senior and prior to the Liens granted to the U.S. ABL Collateral Agent for the benefit of the holders of the ABL Obligations to secure the ABL Obligations pursuant to the relevant ABL Loan Document, and (y) prior to the Discharge of Additional Obligations (as defined in the Intercreditor Agreement), be pari passu and equal in priority to the Liens granted to any Additional Agent for the benefit of the holders of the applicable Additional Obligations to secure such Additional Obligations pursuant to the applicable Additional Collateral Documents (as defined in the Intercreditor Agreement). The Collateral Agent acknowledges and agrees that the relative priority of such Liens granted to the Collateral Agent, the U.S. ABL Collateral Agent and any Additional Agent may be determined solely pursuant to the Intercreditor Agreement, and not by priority as a matter of law or otherwise. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control as among the Collateral Agent, the U.S. ABL Collateral Agent and any Additional Agent. Notwithstanding any other provision hereof, subject to the terms of the Intercreditor Agreement, any obligation hereunder to physically deliver to the Collateral Agent any Pledged Stock shall be satisfied by causing such Pledged Stock to be physically delivered to the Secured Party Representative, acting as agent for the Collateral Agent, to be held in accordance with the Intercreditor Agreement.

3.3        THD Guarantor.    The foregoing grants shall inure to the benefit of THD in respect of draws made on the THD Guarantee and amounts owing by the Borrower or any other Loan Party from time to time pursuant to the THD Guarantee Agreement (regardless of whether such amounts relate to the Loans), and such grant shall continue in full force and effect for the benefit of THD until all such amounts owing by the Borrower and the other Loan Parties thereunder have been repaid in full.

SECTION 4        REPRESENTATIONS AND WARRANTIES

4.1        Representations and Warranties of the Pledgor.    To induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Pledgor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

4.1.1        The shares of Pledged Stock pledged by the Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of the Borrower owned by the Pledgor.

4.1.2        All the shares of the Pledged Stock pledged by the Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable.

4.1.3        The Pledgor is the record and beneficial owner of, and has good title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Credit Agreement (or described in the definition of “Permitted Lien” in the Credit Agreement).

4.1.4        Upon delivery to the Collateral Agent or the Secured Party Representative acting as agent for the Collateral Agent for purposes of perfection, as applicable, in accordance with the Intercreditor Agreement, of the certificates evidencing the Pledged Stock held by the Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in the Pledged Stock constituting certificated securities by this Agreement, assuming the continuing possession of the Pledged Stock by the Collateral Agent or the Secured Party Representative so acting as agent, in accordance with the Intercreditor Agreement, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the U.S. ABL Collateral Agent or any Additional Agent to the extent provided in the Intercreditor Agreement) security interest in the Pledged Stock to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase the Pledged Stock from the Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5        COVENANTS

5.1        Covenants of the Pledgor.    The Pledgor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the date upon which the Loans, and all other Obligations then due and owing shall have been paid in full in cash and the Commitments shall have terminated:Additional Shares.    If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of the Borrower, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent for the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent (that will hold the same on behalf of the Secured Parties) or the Secured Party Representative, acting as agent for the Collateral Agent, in accordance with the Intercreditor Agreement, in the exact form received, duly indorsed by the Pledgor to the Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, if required, or accompanied by an undated stock power covering such certificate duly executed in blank by the Pledgor, to be held by the Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Borrower (except any liquidation or dissolution permitted by the Credit Agreement) shall be paid over to Collateral Agent or the Secured Party Representative, acting as agent for the Collateral Agent, in accordance with the Intercreditor Agreement, to be held by the Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Borrower or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent, or the Secured Party Representative, acting as agent for the Collateral Agent, in accordance with the Intercreditor Agreement, to be held by the Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by the Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent or the Secured Party Representative, acting as agent for the Collateral Agent, in accordance with the Intercreditor Agreement, hold such money or property in trust for the Secured Parties, segregated from other funds of the Pledgor, as additional collateral security for the Obligations. The Pledgor shall notify the Collateral Agent promptly in writing of the occurrence of any of the events described in this subsection 5.1.1 with respect to the Pledged Stock.

5.1.2      Maintenance of Pledged Stock.    Without the prior written consent of the Collateral Agent, the Pledgor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, the Borrower to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of the Borrower, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

5.1.3      Maintenance of Security Interest.    The Pledgor shall maintain the security interest created by this Agreement in the Pledged Stock as a security interest having at least the perfection and priority described in subsection 4.1.4, and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Pledgor. REMEDIAL PROVISIONS

6.1        Pledged Stock.

(a)        Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.1(b), the Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the second and third sentence of subsection 5.1.1 of this Agreement), to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) which, in the Collateral Agent’s reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)        If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Collateral Agent or the Secured Party Representative, acting as agent for the Collateral Agent, in accordance with the terms of the Intercreditor Agreement, shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as is provided in subsection 6.3, and (ii) any or all of the Pledged Stock shall be registered in the name of the Collateral Agent or the Secured Party Representative, or the respective nominee of either thereof, as applicable, in accordance with the Intercreditor Agreement, and the Collateral Agent or the Secured Party Representative, or the respective nominee of either thereof, as applicable, in accordance with the terms of the Intercreditor Agreement, may thereafter exercise (x) all voting, corporate and other rights pertaining to the Pledged Stock at any meeting of shareholders of the Borrower or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Borrower, or upon the exercise by the Pledgor or the Collateral Agent or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement, of any right, privilege or option pertaining to the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement, may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Collateral Agent or the Secured Party Representative, as applicable, shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Collateral Agent or the Secured Party Representative, as applicable, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.4 other than in accordance with subsection 6.4.

(c)        The Pledgor hereby authorizes and instructs the Borrower hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Borrower shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Collateral Agent.

6.2        Proceeds To Be Turned Over to the Collateral Agent.    If an Event of Default shall occur and be continuing, and the Collateral Agent shall have instructed the Pledgor to do so, all Proceeds of the Pledged Stock received by the Pledgor consisting of cash, checks and other Cash Equivalent items shall be held by the Pledgor in trust for the Collateral Agent and the other Secured Parties hereto, the U.S. ABL Collateral Agent and the other Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement), any Additional Agent and the other applicable Additional Secured Parties (as defined in the Intercreditor Agreement) or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Collateral Agent, the U.S. ABL Collateral Agent, any Additional Agent or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement (or their respective agents appointed for purposes of perfection), in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Collateral Agent, the U.S. ABL

Collateral Agent, any Additional Agent or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement, if required). All Proceeds of Pledged Stock received by the Collateral Agent hereunder shall be held by the Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds of Pledged Stock while held by the Collateral Agent in such Collateral Proceeds Account (or by the Pledgor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 6.3.

6.3        Application of Proceeds.    It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the Pledgor’s Collateral (as defined in the Credit Agreement) received by the Collateral Agent (whether from the Pledgor or otherwise) shall be held by the Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Collateral Agent, be applied by the Collateral Agent against the Obligations then due and owing in the order of priority set forth in the Intercreditor Agreement.

6.4        Code and Other Remedies.    If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith (subject to the terms of any documentation governing any Special Purpose Financing) collect, receive, appropriate and realize upon the Pledged Stock, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Pledged Stock or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Pledged Stock so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of the Pledged Stock or in any way relating to the Pledged Stock or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations then due and owing, in the order of priority specified in subsection 6.3 above, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Collateral Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, (i) the Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Pledged Stock, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of the Pledged Stock shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.5        Registration Rights.

(a)        If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.4, and if in the reasonable opinion of the Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will use its reasonable best efforts to cause the Borrower to (i) execute and deliver, and use its best efforts to cause the directors and officers of the Borrower to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to use its reasonable best efforts to cause the Borrower to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(b)        The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall not be under any obligation to delay a sale of the Pledged Stock for the period of time necessary to permit the Borrower thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

(c)        The Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this subsection 6.5 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.5 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.5 shall be specifically enforceable against the Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

SECTION 7        THE COLLATERAL AGENT

7.1        Collateral Agent’s Appointment as Attorney-in-Fact, etc.The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) the Pledgor hereby gives the Collateral Agent the power and right, on behalf of the Pledgor, without notice or assent by the Pledgor, to execute, in connection with any sale provided for in subsection 6.4 or 6.5, any indorsements, assessments or other instruments of conveyance or transfer with respect to the Pledged Stock.

(b)        The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans, from the date of payment by the Collateral Agent to the date reimbursed by the Pledgor, shall be payable by the Pledgor to the Collateral Agent on demand.

(c)        The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the Pledgor until this Agreement is terminated as to the Pledgor, and the security interests in the Pledged Stock of the Pledgor created hereby are released.

7.2        Duty of Collateral Agent.    The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Stock in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Stock or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Stock upon the request of the Pledgor or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Pledged Stock or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Pledged Stock and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct.

7.3        Financing Statements.    Pursuant to any applicable law, the Pledgor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Pledged Stock without the signature of the Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. The Pledgor authorizes the Collateral Agent to use any collateral description reasonably determined by the Collateral Agent that describes with particularity the Pledged Stock in any such financing statements. The Collateral Agent agrees to notify the Pledgor of any financing or continuation statement filed by it; provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

7.4        Authority of Collateral Agent.    The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this

Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8        NON-LENDER SECURED PARTIES

8.1        Rights to Pledged Stock.

(a)        The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of the Borrower or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b)        Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Collateral Agent and the Lenders, with the consent of the Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Borrower or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(c)        Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.

(d)        Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Obligations, and may release the Pledgor from its obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

8.2        Appointment of Agent.    Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Collateral Agent, as agent under the Credit Agreement (and all officers, employees or agents designated by the Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Collateral Agent has appointed the Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

8.3        Waiver of Claims.    To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person. None of the Collateral Agent, any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower, any Subsidiary of the Borrower, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.

SECTION 9        MISCELLANEOUS

9.1        Amendments in Writing.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent; provided that (a) any provision of this Agreement imposing obligations on the Pledgor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent, (b) notwithstanding anything to the contrary in subsection 10.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 6.3 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party and (c) any waiver, amendment or modification the result of which would adversely affect the interests of THD shall require the written consent of THD. For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to the Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to the Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this

Agreement, or any term or provision hereof, or any right or obligation of the Pledgor hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by the Pledgor and the Collateral Agent in accordance with this subsection 9.1.

9.2        Notices.    All notices, requests and demands to or upon the Collateral Agent or the Pledgor hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Pledgor shall be addressed to the Pledgor at its notice address set forth on Schedule 1, unless and until the Pledgor shall change such address by notice to the Collateral Agent and the Administrative Agent given in accordance with subsection 10.2 of the Credit Agreement.

9.3        No Waiver by Course of Conduct; Cumulative Remedies.    None of the Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4        Indemnification.    The Pledgor jointly and severally agrees to pay, and to save the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to the Pledged Stock or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Collateral Agent, the Administrative Agent or any other Secured Party. The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

9.5        Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the Pledgor, the Collateral Agent and the Secured Parties and their respective successors and assigns; provided that Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

9.6        Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.7        Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8          Section Headings.    The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.9          Integration.    This Agreement and the other Loan Documents represent the entire agreement of the Pledgor, the Collateral Agent, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Pledgor, the Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.10        GOVERNING LAW.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.11        Submission to Jurisdiction; Waivers.    Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the Collateral Agent and the Administrative Agent (in the case of any other party hereto) or the Borrower (in the case of the Collateral Agent and the Administrative Agent) shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

9.12        Acknowledgments.    The Pledgor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)        none of the Collateral Agent, the Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgor, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of pledgor and creditor; and

(c)        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgor and the Secured Parties.

9.13      WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.14      Releases.

(a)        At such time as the Loans and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party) then due and owing shall have been paid in full, the Commitments have been terminated, all Pledged Stock shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Stock shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Collateral Agent shall deliver to the Pledgor any Pledged Stock held by the Collateral Agent hereunder, and the Collateral Agent and the Administrative Agent shall execute and deliver to the Pledgor such documents (including without limitation UCC termination statements) as the Pledgor shall reasonably request to evidence such termination.

(b)        In connection with any sale or other disposition of the Pledged Stock permitted by the Credit Agreement or any consolidation with or merger with or into any Person by the Borrower permitted by the Credit Agreement or any conveyance, transfer or lease of all or substantially all its assets by the Borrower to any Person permitted by the Credit Agreement (including Section 7.3 thereof), the Lien pursuant to this Agreement on the Pledged Stock shall be automatically released. In connection with the sale or other disposition of all of the Pledged Stock permitted under the Credit Agreement, the merger or consolidation of the Borrower with or into any Person permitted by the Credit Agreement, or the conveyance, transfer or lease of all or substantially all its assets by the Borrower permitted by the Credit Agreement, the Collateral Agent shall, upon receipt from the Borrower of a written request for the release of Pledged Stock, identifying the terms of the sale or other disposition or other transaction in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, deliver to the Borrower the Pledged Stock held by the Collateral Agent hereunder and the Collateral Agent and the Administrative Agent shall execute and deliver to the Pledgor (at the sole cost and expense of the Pledgor) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of such security or the Liens created hereby on the Pledged Stock, as applicable, as the Pledgor may reasonably request.

9.15      Judgment.    If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

9.16        THD.    THD is a beneficiary of this Agreement and shall be entitled to exercise all the rights and remedies available in law or in equity to enforce this Agreement.

[Remainder of page left blank intentionally; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

HDS HOLDING CORPORATION

By:	/s/ Glenn A. Youngkin
Name: Glenn A. Youngkin
Title: Executive Vice President

[Holdings Pledge Agreement]

Acknowledged as of the date hereof by:

HD SUPPLY, INC.

By:	/s/ Joseph J. DeAngelo
	Name:	Joseph J. DeAngelo
	Title:	President

[Holdings Pledge Agreement]

Acknowledged and Agreed to as of the date hereof by:

MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent

By:	/s/ Don Burkitt
Name: Don Burkitt
Title Vice President

[Holding Pledge Agreement]

Schedule 1

NOTICE ADDRESS OF PLEDGOR

Notices, requests or demands to or upon the Pledgor under the Holding Pledge Agreement shall be made to the Pledgor as follows:

HDS Holding Corporation

c/o HD Supply, Inc.

3100 Cumberland Blvd., Suite 1480

Atlanta, Georgia 30339

Attention: General Counsel

Fax No: (770) 852-9466

[Holding Pledge Agreement]